                                                                    EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

      We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-3 (Nos. 33-15230, 33-15266, 33-20950, 33-40485, 33-45228, 33-45266, 33-47105, 33-49965, 33-55295,
33-57104, 33-58144, 33-60262, 33-64261, 333-14959, 333-14959-01, 333-14959-02,
333-14959-03, 333-16773, 333-19719, 333-22437, 333-37567, 333-37567-01,
333-37567-02, 333-37567-03, 333-56587, 333-56587-01, 333-56587-02, 333-56587-03,
333-42807, 333-56573, 333-70639, 333-83749 and 333-94393) and in the
Registration Statements on Form S-8 (Nos. 33-01776, 33-13457, 33-40272, 33-40675, 33-45017, 33-45018, 33-49909, 33-49911, 33-49913, 33-54547, 33-62453,
33-63833, 333-07941, 333-15281, 333-22451, 333-73119, 333-92217, 333-92737,
333-31656, 333-31666 and 333-31634) of The Chase Manhattan Corporation or affiliates of our report dated January 18, 2000 appearing on page 56 of this Form 10-K.


                                                  /s/ PricewaterhouseCoopers LLP

                                                  New York, New York

                                                  March 13, 2000